Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel
Israel 54030

To:
Gemini Israel Funds
9 Hamenofim Street
Herzliya Pituach 46725
Israel

Landa Ventures Ltd.
7 Menachem Begin St.
Ramat Gan 52521
Israel

June 19, 2006

CERTIFICATION

1. The merger agreement (“Merger Agreement”), by and among Israel Technology Acquisition Corp. (“ITAC”), IXI Mobile, Inc. (“IXI”) and ITAC Acquisition Subsidiary Corp., a wholly owned Subsidiary of ITAC, dated as of February 28, 2006, has been duly and validly executed by ITAC and is a binding obligation of ITAC as of the date hereof.

2. Pursuant to Section 5.1 of the Merger Agreement, IXI is required to obtain ITAC's prior approval to certain transactions, including, without limitation, the transactions contemplated by that certain Loan Agreement between IXI Mobile (R&D) Ltd. (“IXI Israel”), a wholly owned subsidiary of IXI, duly incorporated under the laws of the State of Israel, Southpoint Master Fund LP ("Southpoint") and IXI, in its capacity as guarantor thereunder, attached hereto as Exhibit A (collectively with all exhibits, schedules and ancillary documents thereto, the "Loan Agreement") and the transactions contemplated by that certain Letter Agreement by and among IXI, IXI Israel and you attached hereto as Exhibit B. Consequently, ITAC hereby certifies that its Board of Directors (including any required committee or subgroup of the Board of Directors of ITAC) has, as of the date of this Certification, unanimously granted its approval to IXI to enter into the Loan Agreement and the Letter Agreement. ITAC further certifies that its Board of Directors (including any required committee or subgroup of the Board of Directors of ITAC) has, as of the date of this Certification, unanimously approved the execution by ITAC of this Certification.

3. Subject to and conditioned upon the consummation of the ITAC/IXI Merger, ITAC hereby certifies and agrees that: (i) all of IXI's and IXI Israel’s obligations, agreements, undertakings, representations and warranties to you pursuant to the Letter Agreement and pursuant to the Loan Agreement, including, without limitation, the obligations undertakings, representations and warranties to you pursuant to the combined provisions of the Letter Agreement and Sections 3.2 and 3.3 of the Loan Agreement (collectively, the "Assumed Obligations"), will be assumed by ITAC in their entirety as of the Effective Time (as such term is defined in the Merger Agreement); (ii) as a result of ITAC's agreement in the immediately preceding Section, you shall be entitled to, among other things: (x) convert each of your respective Conversion Amounts into shares of ITAC Stock pursuant to the combined provisions of the Letter Agreement and Section 3.2(a) and Sections 3.2(c) through (e) of the Loan Agreement, and (y) receive a total amount of Two Hundred Forty Thousand (240,000) shares of ITAC Stock pursuant to the combined provisions of the Letter Agreement and Section 3.3(a) of the Loan Agreement and, subject to your meeting the Conversion Inducement Threshold, ITAC Warrants pursuant to the combined provisions of the Letter Agreement and Section 3.3(b) of the Loan Agreement; (iii) prior to an Optional Conversion pursuant to Section 3.2(a) of the Loan Agreement and prior to the issuance of ITAC Stock and/or ITAC Warrants pursuant to Section 3.3 of the Loan Agreement, ITAC shall take any and all actions necessary to authorize and reserve a sufficient number of shares of ITAC Stock to effect such Optional Conversion and such issuance of equity securities; (iv) any shares of ITAC Stock or ITAC Warrants issuable to you following the consummation of the ITAC/IXI Merger and the assumption by ITAC of the Assumed Obligations, will be issued to you as soon as practicable following the Effective Time of the ITAC/IXI Merger; (v) upon delivery to you of any shares of ITAC Stock pursuant to the combined provisions of the Letter Agreement and the Loan Agreement, such shares of ITAC Stock shall be duly authorized, validly issued, fully paid and non-assessable; (vi) ITAC shall provide you with representations and warranties substantially similar to the representations and warranties provided by ITAC to IXI in Article IV of the Merger Agreement; and (vii) ITAC shall grant to you registration rights with respect to all shares of ITAC Stock which you may receive pursuant to the Loan Agreement and this Certification; such registration rights being equivalent to those registration rights previously granted to you in connection with the Merger Agreement.

4. ITAC hereby represents and warrants to you as of the date hereof as follows:

4.1 Authorization; Binding Obligations. ITAC has all requisite corporate power and authority to execute and deliver this Certification. Subject to the consummation of the ITAC/IXI Merger, ITAC will have the corporate power and authority to perform its obligations pursuant to this Certification, including, but not limited to, the issuance to you of the ITAC Stock and the ITAC Warrants pursuant to the combined provisions of the Letter Agreement, the Loan Agreement and paragraph 3 hereof. All corporate action on the part of ITAC, its officers, directors and stockholders necessary for the authorization of this Certification have been taken. Subject to the consummation of the ITAC/IXI Merger, all corporate action on the part of ITAC, its officers, directors and stockholders necessary for the performance of ITAC’s obligations hereunder, including, but not limited to, the issuance to you of the ITAC Stock and the ITAC Warrants will be taken in a timely manner.

4.2	Conflict; Required Filings and Consents.

(a) The Loan Agreement and the Letter Agreement, after giving effect to this Certification and the grant of approval by the Board of Directors of ITAC to IXI to enter into the Loan Agreement and the Letter Agreement, do not conflict with or give rise to any right of termination under the Merger Agreement.

(b) The execution and delivery of this Certification by ITAC do not, and, subject to the consummation of the ITAC/IXI Merger, the performance of ITAC's obligations pursuant to this Certification shall not: (i) conflict with or violate ITAC’s charter documents, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair ITAC’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of ITAC pursuant to, any ITAC contracts (as defined below), except, with respect to clause (ii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on ITAC.

(c) No consent, approval or authorization of, or declaration to or filing with, any Person is required, or will be required, for the valid authorization, execution and delivery by ITAC of this Certification or, subject to the consummation of the ITAC/IXI Merger, for the valid authorization, issuance and delivery to you of the ITAC Stock and the ITAC Warrants, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be or which will be obtained and made in a timely manner.

4.3 Representations and Warranties in Connection with the ITAC/IXI Merger.

(a) ITAC hereby confirms that (i) each representation and warranty of ITAC contained in the Merger Agreement that is qualified as to materiality was true and correct as of the date of the Merger Agreement and (ii) each representation and warranty of ITAC contained in the Merger Agreement that is not qualified as to materiality was true and correct in all material respects as of the date of the Merger Agreement.

(b) ITAC hereby confirms that as of the date hereof, no event has occurred since the date of the Merger Agreement which, individually or in the aggregate, would cause any representation and warranty of ITAC contained in the Merger Agreement to be incorrect in any material respect.

(c) Prior to the consummation of the ITAC/IX Merger, IXI is required to receive an opinion of Graubard Miller, counsel for ITAC, containing opinions customary for similarly structured transactions, including the authority of ITAC to enter into the transactions called for by the Merger Agreement and the issuance of the securities provided for in the Merger Agreement.

5. Capitalized terms not otherwise defined herein shall have the meanings assigned them in the Loan Agreement.

6. Each one of you has read ITAC's final prospectus, dated July 12, 2005, and understands that ITAC has established a trust fund ("Trust Fund"), in an amount of $33,812,870 as of March 31, 2006, for the benefit of ITAC's public stockholders and that ITAC may disburse monies from the Trust Fund only (i) to its public stockholders in the event they elect to convert their shares or upon ITAC's liquidation or (ii) to ITAC after it consummates a business combination. For and in consideration of ITAC providing the foregoing Certification to you, each one of you, by accepting this Certification, hereby, severally and not jointly, agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund ("Claim") and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with ITAC and will not seek recourse against the Trust Fund for any reason whatsoever. For the avoidance of doubt, this paragraph 7 shall not in any event be construed to constitute a waiver of any claim by any one of you against ITAC in the event that the ITAC/IXI Merger is consummated. This provision shall survive termination of this Certification for any reason whatsoever.

7. This Certification is provided as an inducement for each one of you to enter into the Letter Agreement.

8. This Certification shall be governed by and construed in accordance with the laws of Delaware without regard to the conflicts of laws provisions thereof.

[Signature Page Follows]

ISRAEL TECHNOLOGY ACQUISITION CORP.

By: /s/ Israel Frieder
Name: Israel Frieder
Title: Chairman and Chief Executive Officer

Accepted as of the date hereof:

GEMINI ISRAEL III LIMITED PARTNERSHIP,
by its general partner Gemini Capital Associates III L.P.,
by its general partner Gemini Israel Funds Ltd.

By: /s/ David Cohen /s/ Yosi Sela

Name: David Cohen Yosi Sela

Title: CFO, GP Managing Partner

GEMINI ISRAEL III PARALLEL FUND LIMITED PARTNERSHIP,
by its general partner Gemini Capital Associates III, L.P.
by its general partner Gemini Israel Funds Ltd.

By: /s/ David Cohen /s/ Yosi Sela

Name: David Cohen Yosi Sela

Title: CFO, GP Managing Partner

GEMINI ISRAEL III OVERFLOW FUND LIMITED PARTNERSHIP,
by its general partner Gemini Capital Associates III L.P.,
by its general partner Gemini Israel Funds Ltd.

By: /s/ David Cohen /s/ Yosi Sela

Name: David Cohen Yosi Sela

Title: CFO, GP Managing Partner

[SIGNATURE PAGE TO ITAC SP CERTIFICATION]

GEMINI PARTNER INVESTORS LIMITED PARTNERSHIP.
by its general partner Gemini Israel Funds Ltd.

By: /s/ David Cohen /s/ Yosi Sela

Name: David Cohen Yosi Sela

Title: CFO, GP Managing Partner

LANDA VENTURES LTD.

By:/s/ B. Landa

Name: B. Landa

Title: Chairman

[SIGNATURE PAGE TO ITAC SP CERTIFICATION]